Lilac Advisors, LLC	150 East 58th Street
28th Floor
New York, NY 10155

April 24th, 2008

Mr. Harmen Brenninkmeijer
Octavian International Ltd.
Bury House
1-3 Bury Street
Guildford
Surrey GU2 4A W
United Kingdom

Dear Harmen,

This letter (this “Agreement”) constitutes the agreement between Octavian International Ltd. (the “Company”) and Lilac Advisors, LLC (“Lilac”) regarding a potential transaction by the Company. The Company hereby grants Lilac a right of first offer with respect to any acquisition, sale of assets, consolidation, or merger by the Company (a “Merger”) with or into a public company (a “Shell”). Pursuant to such right of first offer, the Company and Lilac will use their respective reasonable best efforts to cause the Company to consummate a Merger with or into Spectre Gaming, Inc., a Minnesota corporation (“Spectre”). In the event that after using such reasonable best efforts, the parties conclude that such a transaction with Spectre will not be in the Company’s best interests, then the Company shall have the right to merge with or into a public company other than Spectre. The Company agrees that in the event that a Merger with or into Spectre or any other company, is consummated, and CIBC Oppenheimer & Co., Thomas Lloyd Capital LLC, or any other financial intermediary introduced to the Company by Lilac or by Brian Daly (any of such intermediaries referred to as a “Lilac Banker”) is entitled to any fees in connection with such transaction, Lilac, or its designee, shall have an ownership interest in in the resulting merged company (“Newco”) on a fully diluted basis equal to the lesser of (i) 13% or (ii) the percentage obtained by dividing $2,400,000 by the pre-money value ascribed to Newco at the time of its first post-Merger financing. The parties presently intend for Newco to raise capital via a “PIPE” financing concurrently with or soon after the Merger.

The Company further agrees that in the event that the Company does not undertake the transaction contemplated by the preceding paragraph, but instead within 9 months of the date hereof, the Company, or any successor, affiliate or its parent company, consummates any other type of transaction or series of transactions (“Alternate Transactions”), including but not limited to any mergers or acquisitions, licensing transactions with substantial upfront or near term. payments, and any debt or equity financings via the public or private markets, then Lilac shall be entitled to a fee in the amount of 2.5% of the gross proceeds (cash or otherwise) to the Company, from such Alternate Transactions, but if and only if any Lilac Banker is entitled to any fees in connection with such Alternate Transactions,.

The Company further agrees that in the event it consummates a financing during the next four months and prior to the aforementioned PIPE transaction, it shall allocate not less than $250,000 to Lilac for purposes of (i) satisfying any remaining liabilities of Spectre other than Spectre’s senior debt obligations or (ii) acquiring a “clean” shell in which to merge the Company. The Company shall have the right to approve the use of any amounts so allocated to Lilac, such approval not to be unreasonably withheld or delayed.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes which arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by Lilac and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of tile date indicated above.

Very truly yours,

Lilac Advisors, LLC

By:	/s/ Brian Daily
Name: Brian Daily
Title: Manager Partner

Accepted and Agreed

Octavian International Ltd.

By:	/s/ Harmen Brenninkmeijer
Name: Harmen Brenninkmeijer
Title: